Exhibit 23

Consent of Independent Registered Public Accounting Firm

Community Healthcare Trust Incorporated
Franklin, Tennessee
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-206286) of Community Healthcare Trust Incorporated of our report dated February 26, 2016, relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K.

/s/ BDO USA, LLP

Nashville, Tennessee
February 26, 2016